Exhibit 99.1

Tower Group International Provides Update on Status of Financial Statements

- Announces Decision to File 2012 Form 10-K/A

- Provides Summary Balance Sheet as of June 30, 2013;

Book Value Per Share of $10.09, Tangible Book Value Per Share of $7.51

HAMILTON, BERMUDA – November 14, 2013 — Tower Group International, Ltd. (NASDAQ: TWGP) (“Tower” or the “Company”) announced today that it had reached a determination to restate its previously-filed audited annual consolidated financial statements as of and for the years ended December 31, 2011 and 2012 contained in Amendment No. 1 to Tower’s Annual Report on Form 10-K which was filed on March 13, 2013 (the “2012 Form 10-K/A”), and that such financial statements should no longer be relied upon. In addition, Tower will revise its previously-filed audited annual consolidated financial statement for the year ended December 31, 2010 contained in the 2012 Form 10-K/A.

Following management review of the matter with the Audit Committee of Tower’s Board of Directors (the “Audit Committee”), and upon management’s recommendation, the Audit Committee reached the conclusion on November 7, 2013 that previously issued financial statements of the Company covering one or more periods for which the Company is required to provide financial statements need to be revised or restated and/or may no longer be relied upon because of the inadvertent mistakes described below. At such meeting, the Audit Committee authorized the Company’s Chief Financial Officer and Principal Accounting Officer to determine, in consultation with the Company’s independent accounting firm, the specific financial statements that should be revised or restated and/or should no longer be relied upon. Acting upon such authority, on November 12, 2013, these officers reached a conclusion, and advised Tower’s Board of Directors, as to the specific financial statements that need to be so revised or restated and/or should no longer be relied upon, as described above. The Company had previously determined and announced on October 7, 2013 that its June 30, 2013 loss reserves were strengthened by approximately $365 million. The Company then undertook to review its reserve analyses for prior years. During this evaluation, the Company considered its historical loss reserve analyses and the analyses of its independent actuaries and reviewed and discussed its conclusions with its independent registered public accounting firm. Upon completion of this evaluation, the Company determined that inadvertent mistakes in classification of insurance premiums by line of business used in the loss reserving process resulted in (1) an increase in the loss and loss adjustment expenses by $9.6 million, $21.7 million and $5.7 million, for the years ended December 31, 2012, 2011 and 2010, respectively, and (2) a decrease in the reinsurance recoverables on unpaid losses asset balance by $37.0 million, $27.4 million and $5.7 million as of December 31, 2012, 2011 and 2010, respectively.

In addition, subsequent to the announcement on October 7, 2013, the Company identified errors in its historical premiums receivable balances due to inadvertent mistakes in its premiums receivable reconciliation process. This resulted in (1) a decrease in premiums receivable asset balance of $11.0 million, $10.0 million, $5.6 million and $7.2 million as of December 31, 2012, 2011, 2010 and 2009 and (2) an increase (decrease) of other operating expenses of $1.0 million, $4.4 million, ($1.6) million and $7.2 million for the years ended December 31, 2012, 2011, 2010 and 2009, respectively. The Company also corrected other immaterial adjustments that were initially recorded in the period they were identified.

Tower was not aware of these inadvertent mistakes when it announced the reserve charge on October 7, 2013. The correction of these errors does not increase the previously announced charge of approximately $365 million.

Management has concluded, as a result of the items discussed above, that material weaknesses exist in internal control over financial reporting related to the Company’s loss reserving and premiums receivable reconciliation processes and as a result has now concluded its internal control over financial reporting was not effective as of December 31, 2012 and disclosure controls procedures were not effective as of December 31, 2012. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.

Tower expects to file its restated and revised 2012 Form 10-K/A and its Form 10-Q for the second quarter of 2013 as soon as practicable. Tower is still evaluating its first quarter 2013 financial statements but expects that any adjustment would not affect its reported financial condition at June 30, 2013. Tower expects to report financial results and file its Form 10-Q for the third quarter of 2013 soon after these filings. Below is a summary of Tower’s preliminary summary balance sheet as of June 30, 2013, after considering the items discussed above. Tower Group International, Ltd. shareholders’ equity was $580 million at June 30, 2013, and its book value per share was $10.09 and tangible book value per share was $7.51.

Tower Group International, Ltd.

Consolidated Balance Sheet

(Unaudited)

($ in thousands, except par value and share amounts)	June 30, 2013
Assets
Investments—Tower
Available-for-sale investments, at fair value:
Fixed-maturity securities (amortized cost of $1,980,652)	$2,035,770
Equity securities (cost of $127,598)	134,650
Short-term investments (cost of $13,415)	13,379
Other invested assets	77,038
Investments—Reciprocal Exchanges
Available-for-sale investments, at fair value:
Fixed-maturity securities (amortized cost of $248,755)	253,775
Equity securities (cost of $2,751)	2,750

Total investments	2,517,362
Cash and cash equivalents (includes $12,744 relating to Reciprocal Exchanges)	108,535
Investment income receivable (includes $2,609 relating to Reciprocal Exchanges)	26,182
Investment in unconsolidated affiliate	76,196
Premiums receivable (includes $45,385 relating to Reciprocal Exchanges)	392,433
Reinsurance recoverable on paid losses (includes $6,556 relating to Reciprocal Exchanges)	27,333
Reinsurance recoverable on unpaid losses (includes $24,156 relating to Reciprocal Exchanges)	690,069
Prepaid reinsurance premiums (includes $19,988 relating to Reciprocal Exchanges)	126,159
Deferred acquisition costs, net (includes $9,912 relating to Reciprocal Exchanges)	192,887
Intangible assets (includes $6,596 relating to Reciprocal Exchanges)	99,507
Goodwill	55,540
Funds held by reinsured companies	890,186
Other assets (includes $1,687 relating to Reciprocal Exchanges)	465,398

Total assets	$5,667,787

Liabilities
Loss and loss adjustment expenses (includes $118,522 relating to Reciprocal Exchanges)	$2,552,351
Unearned premium (includes $102,492 relating to Reciprocal Exchanges)	998,624
Reinsurance balances payable (includes $7,266 relating to Reciprocal Exchanges)	46,442
Funds held under reinsurance agreements (includes $0 relating to Reciprocal Exchanges)	657,275
Other liabilities (includes $10,851 relating to Reciprocal Exchanges)	350,838
Deferred income taxes (includes $19,818 relating to Reciprocal Exchanges)	19,818
Debt	451,224

Total liabilities	5,076,572
Contingencies	—
Shareholders’ equity
Common stock ($0.01 par value; 100,000,000 shares authorized, 57,437,157 shares issued and 57,429,099 shares outstanding)	574
Treasury stock (8,058 shares)	(17)
Paid-in-capital	812,547
Accumulated other comprehensive income	9,422
Retained earnings (accumulated deficit)	(242,978)

Tower Group International, Ltd. shareholders’ equity	579,548

Noncontrolling interests	11,667

Total shareholders’ equity	591,215

Total liabilities and shareholders’ equity	$5,667,787

(in thousands, except per share data)	June 30, 2013
Calculation of book value and tangible book value per common share:
Tower Group International, Ltd. shareholders’ equity	$579,548
Intangible assets and goodwill	148,451

Tower Group International, Ltd. shareholders’ equity excluding intangible assets and goodwill	431,097
Common shares outstanding	57,429

Book value per common share	$10.09

Tangible book value per common share	$7.51

NASDAQ Stock Market Exception

The Company received a letter from the NASDAQ Stock Market granting the Company an exception until November 29, 2013 in order for the Company to file its Quarterly Report on Form 10-Q for the period ended June 30, 2013 and regain compliance with NASDAQ’s listing rules.

Dividend

The Company’s Board of Directors determined it would not declare and pay a dividend to holders of Tower’s Common Shares in the fourth quarter of 2013.

Strategic Review

On October, 7, 2013, Tower announced that its Board of Directors is reviewing a range of strategic options with its lead financial advisor, JP Morgan Securities LLC.

The Company experienced significant losses and reductions of statutory surplus in its insurance subsidiaries in 2013 and there are currently no commitments or assurances to raise additional capital, execute strategic alternatives or to liquidate certain investments at prices sufficient to repay the outstanding balance under the credit facility. Until the completion of a definitive executable plan to repay the credit facility, there is substantial doubt about the Company’s ability to continue as a going concern.

Notes on Non-GAAP Financial Measures

Book value per share is calculated as Tower Group International, Ltd. shareholders’ equity divided by the number of shares outstanding. We believe that book value per share is an important measure of our ability to grow shareholder value. Tangible book value per share is calculated as Tower Group International, Ltd. shareholders’ equity, less intangible assets, divided by the number of shares outstanding. The computation of book value per share and tangible book value per share is provided in the table above.

About Tower Group International, Ltd.

Tower Group International, Ltd. is a Bermuda-based global diversified insurance and reinsurance holding company and is listed on the NASDAQ Global Select Market under the symbol TWGP. Through our insurance and reinsurance subsidiaries in the U.S. and Bermuda, collectively referred to as Tower Group Companies, we deliver a broad range of commercial, personal and specialty insurance products and services in the U.S. and specialty reinsurance products globally through our distribution and underwriting partners.

For more information, visit Tower’s website at http://www.twrgrpintl.com.

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This press release and any other written or oral statements made by or on behalf of Tower may include forward-looking statements that reflect Tower’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,”

“plan,” “expect,” “project,” “intend,” “estimate,” “anticipate,” “believe” and “continue” or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Please refer to Tower’s filings with the SEC, including among others Tower Group Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012 and Tower’s subsequent filings on Form 10-Q, for a description of the important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Forward-looking statements speak only as of the date on which they are made, and Tower undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contact Information:

Investors:

Bernie Kilkelly

Managing Vice President, Investor Relations

Tower Group International, Ltd.

212-655-8943

bkilkelly@twrgrp.com

Media:

Jamie Tully / David Millar

Sard Verbinnen & Co

212-687-8080